Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of Dynamics Research on Form S-8 (registration statements No. 333-109973, No. 333-59706, No. 333-47838, No. 333-02805, No. 333-68548) of our report dated March 15, 2005, relating to the financial statements of Impact Innovations Group LLC as of and for the years ended December 31, 2003 and 2002 appearing in Amendment No. 2 to the Current Report on Form 8-K/A dated September 1, 2004 of Dynamics Research Corporation.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 15, 2005